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                                                                    EXHIBIT 10.4

                                                                  EXECUTION COPY

                                    AMENDMENT NO. 3, CONSENT, WAIVER and
                           AGREEMENT dated as of May 2, 2002 (this "Amendment"), to the Credit Agreement dated as of December 21, 2000, as amended by the Global Assignment and Acceptance and Amendment dated as of February 20, 2001, and Amendment No. 2, Waiver and Agreement dated as of February 6, 2002 (the "Credit Agreement"), among AMI SEMICONDUCTOR, INC., a Delaware corporation formerly named AMI Spinco, Inc. (the "Borrower"), AMIS HOLDINGS, INC., a Delaware corporation formerly named AMI Holdings, Inc. ("Holdings"), the Lenders (as defined in Article I of the Credit Agreement) and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch, as administrative agent (in such capacity, the "Administrative Agent") and as a collateral agent (in such capacity, the "Collateral Agent" ) for the Lenders.

         A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

         B. The Borrower has informed the Administrative Agent that, through an indirect Wholly Owned Subsidiary to be organized under the laws of Belgium (the "Belgian Subsidiary"), the Borrower intends to acquire (the "Acquisition") from STMicroelectronics N.V. or a subsidiary thereof ("STMicro") the mixed-signal business (the "Acquired Business") of Alcatel, pursuant to one or more agreements to be entered into by the Borrower and its Affiliates, STMicro and its Affiliates and Alcatel and its Affiliates (collectively, the "Purchase Agreements") for cash consideration consisting of approximately
I 70,000,000, subject to adjustment (the "Acquisition Consideration"). In addition, the Borrower anticipates that, in connection with the Acquisition, it will be necessary to fund one-time restructuring costs of approximately (i)
I 14,000,000 at or shortly following consummation of the Acquisition and (ii)
I 14,000,000 during the remainder of 2002 and during 2003 (collectively, the "Restructuring Costs"). The Acquired Business consists primarily of two manufacturing and testing facilities located in Belgium, and related intellectual property, assets and liabilities, which, immediately prior to the Acquisition, will be sold by Alcatel to STMicro as part of the sale to STMicro of Alcatel's microelectronics business.

         C. The Borrower has informed the Administrative Agent that it intends to finance the Acquisition Consideration, the Restructuring Costs and related fees and expenses with a combination of cash on hand and the proceeds of Permitted Junior Capital (as defined below).

         D. In connection with the foregoing, Holdings and the Borrower have requested that the Requisite Lenders (as defined below) consent to the Acquisition and the financing therefor, waive compliance by Holdings and the Borrower with certain provisions of the Credit Agreement in connection therewith and agree to amend the Credit Agreement as provided herein. The Requisite Lenders are willing to grant such consent and waiver, and so to amend the Credit Agreement, on the terms and subject to the conditions set forth herein.

         E. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement. As used herein, the term "Permitted Junior Capital" shall mean Equity Interests of Holdings and/or Other Subordinated Debt of Holdings or the Borrower, in either case, that is issued in connection with the Acquisition, substantially all the

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net cash proceeds of which are used to finance the Acquisition Consideration, the Restructuring Costs and related fees and expenses.

         Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. Consent and Waiver. (a) The Requisite Lenders hereby consent to the Acquisition on substantially the terms described above, and hereby waive compliance by Holdings and the Borrower with the provisions of Sections 6.04 and
6.05 of the Credit Agreement to the extent (but only to the extent) necessary to permit Holdings, the Borrower and its Subsidiaries (i) to enter into the Purchase Agreements and to consummate the Acquisition and (ii) to capitalize the Belgian Subsidiary (and any intermediate Wholly Owned Subsidiary holding company), including by way of intercompany loans evidenced by one or more promissory notes pledged to the Collateral Agent for the ratable benefit of the Secured Parties to the extent required by the Loan Documents, for purposes of the foregoing; provided, however, that (x) not more than $25,000,000 of proceeds of Revolving Loans or Swingline Loans or other cash on hand at the Borrower or its Subsidiaries (collectively, "Borrower Cash") may be used to finance the Acquisition Consideration, the Restructuring Costs or related fees and expenses and (y) except to the extent that the Borrower Cash used therefor exceeds $10,000,000, no portion of the basket provided for in Section 6.04(h) of the Credit Agreement shall be deemed utilized by the capitalization of the Belgian Subsidiary (or any intermediate Wholly Owned Subsidiary holding company), including by way of intercompany debt, in connection with the Acquisition.

         (b) The Requisite Lenders hereby waive compliance by Holdings and the Borrower with the provisions of Section 6.01 of the Credit Agreement to the extent (but only to the extent) that Holdings and/or the Borrower may issue (and the Guarantors may guarantee on a subordinated basis) Permitted Junior Capital (and may refinance or prepay the same with the proceeds of Equity Interests and/or Other Subordinated Debt), and agree that, to the extent such Permitted Junior Capital or refinancing thereof consists of Other Subordinated Debt, such Other Subordinated Debt shall be deemed to have been incurred under and in compliance with Section 6.01(k) of the Credit Agreement.

         (c) The Requisite Lenders hereby (i) waive compliance by the Borrower with the provisions of Sections 2.13(c) and (e) of the Credit Agreement to the extent (but only to the extent) that such provisions would require the Borrower to prepay Term Loans with the net cash proceeds of Permitted Junior Capital and
(ii) agree that, notwithstanding anything to the contrary contained in Section 2.13(c), 2.13(e), 6.06 or 6.10 of the Credit Agreement, the net cash proceeds of any subsequent issuance of Equity Interests or Other Subordinated Debt may be used first to redeem, retire for value, repay or prepay Permitted Junior Capital before becoming subject to the mandatory prepayment requirements (if applicable) of the Credit Agreement.

         (d) The Requisite Lenders hereby waive compliance by Holdings and the Borrower with the provisions of Section 6.07 of the Credit Agreement to the extent (but only to the extent) the provisions of such Section would prohibit any of the transactions expressly permitted by the foregoing provisions of this
Section 1.

         SECTION 2. Amendment. Section 6.10(ii) of the Credit Agreement is hereby amended by deleting the words "(whether principal, interest or otherwise)" therefrom and substituting therefor the words "(other than regularly scheduled payments of interest)".

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         SECTION 3. Agreements. (a) Holdings, the Borrower and the Requisite
Lenders hereby agree that, for all purposes of the Credit Agreement, the Acquisition shall be deemed to constitute a "Permitted Acquisition", but shall be deemed not to have utilized any portion of the basket described in clause
(b)(iii) of the definition of the term "Permitted Acquisition".

         (b) Holdings, the Borrower and the Requisite Lenders hereby agree that, if the Acquisition is consummated, then for purposes of determining Excess Cash Flow for the fiscal years ended December 31, 2002 and December 31, 2003, there shall be deducted (without duplication) the amount of Borrower Cash expended in 2002 and 2003, respectively, to pay the Acquisition Consideration, the Restructuring Costs and related fees and expenses.

         (c) As promptly as practicable (but, in any event, within 90 days after the closing of the Acquisition), the Borrower shall provide to the Administrative Agent, for distribution to the Lenders, audited financial statements for the Acquired Business covering at least the last full fiscal year thereof.

         SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, Holdings and the Borrower represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

         SECTION 5. Consent Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender entitled thereto the following non-refundable consent fees (the "Consent Fees"):

         (a) in the case of each Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 10:00 a.m., New York City time, on May 2, 2002, a fee in an amount equal to 0.20% of the sum of the aggregate principal amount of such Lender's outstanding Term Loans and Revolving Credit Commitment (whether used or unused) as of such date; and

         (b) in the case of each other Lender that executes and delivers a copy of this Amendment to the Administrative Agent (or its counsel) at or prior to 5:00 p.m., New York City time, on May 6, 2002, a fee in an amount equal to 0.10% of the sum of the aggregate principal amount of such Lender's outstanding Term Loans and Revolving Credit Commitment (whether used or unused) as of such date;

provided, that the Borrower shall have no liability for any such Consent Fees under Section 5(a) or (b) hereof if this Amendment does not become effective in accordance with Section 6 below on or prior to May 2, 2002. To the extent payable, such Consent Fees shall be payable in immediately available funds on May 6, 2002.

         SECTION 6. Effectiveness. This Amendment shall become effective as of the date set forth above on the date the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, Holdings and the Requisite Lenders. As used herein, the term "Requisite Lenders" shall mean Lenders constituting (a) the Required Lenders and (b) Lenders holding a majority of the aggregate outstanding principal amount of the Term Loans.

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         SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a "Loan Document" for all purposes of the Credit Agreement and the other Loan Documents.

         SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

         SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

         SECTION 11. Expenses. The Borrower agrees to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                  AMI SEMICONDUCTOR, INC.,

                                  by: __________________________________________
                                      Name:
                                      Title:

                                  AMIS HOLDINGS, INC.,

                                  by: __________________________________________
                                      Name:
                                      Title:

                                  CREDIT SUISSE FIRST BOSTON,
                                  individually, and as Administrative Agent and Collateral Agent,

                                  by: __________________________________________
                                      Name:
                                      Title:

                                  by: __________________________________________
                                      Name:
                                      Title:

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                                              SIGNATURE PAGE TO AMENDMENT NO. 3,
                                                   CONSENT, WAIVER AND AGREEMENT
                                             DATED AS OF MAY 2, 2002, TO THE AMI
                                            SEMICONDUCTOR, INC. CREDIT AGREEMENT
                                                  DATED AS OF DECEMBER 21, 2000,
                                                                      AS AMENDED

                  Name of Lender: _____________________________________

                                  by: _________________________________
                                      Name:
                                      Title: